SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

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                                   FORM 8-K

             CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

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                                 July 26, 2001
               Date of Report (Date of Earliest Event Reported)

                                 PRIMEDIA INC.
              (Exact Name of Registrant as Specified in Charter)


            DELAWARE                      1-11106                13-3647573
(State or Other Jurisdiction of    (Commission File Number)    (IRS Employer
Incorporation or Organization)                               Identification No.)

       745 Fifth Avenue
      New York, New York                                           10151
(Address of Principal Executive Office)                          (Zip Code)

                                (212) 745-0100
             (Registrant's Telephone Number, Including Area Code)

                                NOT APPLICABLE
         (Former Name or Former Address, if Changed Since Last Report)




FORWARD-LOOKING STATEMENTS

     Certain of the statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act concerning the Company's operations, economic performance and financial condition. Forward-looking statements are typically identified by words or phrases such as "believe," "expect," "anticipate," "intend," "estimate," "may increase," "may fluctuate," and similar expressions or future or conditional verbs such as "will," "should," "would," and "could." Actual results may differ materially from those included in the forward-looking statements. These statements are based upon a number of assumptions and estimates, which are inherently subject to uncertainties and contingencies, many of which are beyond the control of the Company, and reflect future business decisions, which are subject to change. Some of the assumptions may not materialize and unanticipated events will occur which can affect the Company's results.

ITEM 9.  REGULATION FD DISCLOSURE.

     On July 26, 2001, Thomas S. Rogers, Chairman of the Board and Chief Executive Officer and Director of PRIMEDIA Inc., announced during the second quarter earnings conference that PRIMEDIA expects EBITDA for the fourth quarter of 2001 to represent a higher percentage of PRIMEDIA's EDITDA for the last six months of 2001 than PRIMEDIA's EBITDA for the fourth quarter of 2000 represented for the last six months of 2000.



                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                          PRIMEDIA INC.


                          By:  /s/ Beverly C. Chell
                               -----------------------------------
                               Name:  Beverly C. Chell
                               Title: Vice Chairman and Secretary

July 26, 2001